Exhibit 107

Calculation of Filing Fee Tables

Form F-1

THE GROWHUB LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Class A Ordinary Shares, par value US$0.0005 per share(1)(2)	Rule 457(o)	4,312,500	$5.00	$21,562,500.00	0.0001531	$3,301.22
	Equity	Class A Ordinary Shares, par value US$0.0005 per share(5)	Rule 457(o)	2,000,000	$5.00	$10,000,000.00	0.0001531	$1,531.00
	Equity	Representative’s Warrant(3)	Rule 457(g)	-	-	-	-	-
		Class A Ordinary shares underlying Representative’s Warrant(4)	Rule 457(g)	431,250	$6.25	$2,695,312.50	0.0001531	$412.66
	Total Offering Amounts					$34,257,812.50	0.0001531	$5,244.88
	Total Fees Previously Paid							$-
	Total Fee Offsets							$3,483.40	(6)
	Net Fee Due							$1,761.48

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

(2)	Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

(4)	Represents Class A Ordinary Shares underlying warrants issuable to the representative of the several underwriters to purchase up to an aggregate of 10% of the Class A Ordinary Shares sold in the offering (including any Class A Ordinary Shares pursuant to the exercise of the over-allotment option) at an exercise price equal to 125% of the public offering price. The warrants will be exercisable at any time after six months after the date of the closing of this offering and will expire seven years from the date of closing of this offering, and may be exercised on a cashless basis.

(5)	This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by resale shareholders of the Registrant of up to 2,000,000 Class A Ordinary Shares previously issued to the resale stockholders as named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(6)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-282916) was initially filed on October 31, 2024 and was declared effective on March 31, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on May 2, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	THE GROWHUB LIMITED	F-1	333-282916	October 31, 2024		$3,483.40	Equity	Class A Ordinary Shares	Class A Ordinary Shares	$22,752,343.80
Fee Offset Sources	THE GROWHUB LIMITED	F-1	333-282916(a)		February 13, 2025						$3,483.40

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-282916) was initially filed on October 31, 2024 and was declared effective on March 31, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on May 2, 2025.